                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                                   FORM 8-K



                                CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event) September 1, 1996



                         FIRST COLONIAL VENTURES, LTD.
            (Exact name of registrant as specified in its charter)


           UTAH                   BDC 814-178            87-0421903
(State or other jurisdiction      (Commission            (IRS Employer
 of incorporation)                File Number)         Identification No.)


6151 West Century Boulevard, Suite 1018, Los Angeles, CA 90045
(Address of principal executive offices)               (Zip Code)


Registrant's telephone number, including area code (310) 642-0200

ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS:

(a) Registrant formed a non-public, wholly-owned investee, First Colonial Studios, Inc., a Nevada corporation, ("FCSI") on November 12, 1996, for the purpose of acquiring by asset purchase specific assets and liabilities comprising substantially all of the business operations of Acclaim Studios, LLC, a California limited liability company ("Acclaim"). FCSI also acquired Acclaim's consent and separately negotiated for the purchase of assets with LCA, a Division of Associates Commercial Corporation ("LCA"), Sony Electronics, Inc. ("Sony"), and Charter Financial, Inc. ("Charter"), secured lessors and installment creditor of Acclaim, respectively, whose leases and installment notes were in default. FCSI's purchase agreement with Acclaim was signed in December 1996, effective September 1, 1996. Agreements with Sony and Charter were signed in January and February, 1997. Agreements with LCA have not been concluded at this date.

The assets acquired from Acclaim included electronic equipment, furnishings, leasehold improvements, cash, accounts receivable, inventory and supplies, customer contracts, and intangible assets. Acclaim liabilities in the approximate amount of $130,000 were also assumed. Consideration given was 180,000 shares of Registrant's unregistered common stock, par value $.001 per share. The amount of consideration given was determined by negotiation with Acclaim members based upon the going concern value of the assets acquired, and the total value of consideration given was deemed to be approximately $700,000 based upon the value of the net assets acquired and the market value of Registrant's common stock at September 1, 1996. Consideration given for the separate purchase of assets from secured lessors and installment creditor of Acclaim is expected to be approximately $518,000, consisting of new leases and installment notes, executed by FCSI. The amount of consideration expected to be given to secured creditors was determined by negotiation with the creditors based on used equipment values.

(b) Acclaim was in the business of video production. The assets acquired from Acclaim and its creditors will be used by FCSI for the same purpose.

The Acclaim unaudited balance sheet as of August 31, 1996, and statements of operations and members' capital for its initial six months then ended are attached.

                                        FIRST COLONIAL VENTURES, LTD.
                                        -----------------------------
                                                 (Registrant)

                                        By:  /s/ Murray W. Goldenberg
                                            ---------------------------
                                             Murray W. Goldenberg, C.A.
                                             Chairman
Date: May 1, 1997

                             ACCLAIM STUDIOS, LLC
                           Balance Sheet (Unaudited)
                                August 31, 1996


                                    ASSETS
                                    ------
Current Assets:
     Cash                                            $   29,697
     Accounts receivable                                 84,970
     Supplies                                             1,853
                                                     ----------

Total Current Assets                                    116,520
                                                     ----------

Property and Equipment:
     Video equipment                                  1,152,286
     Office furniture and equipment                      32,689
     Leasehold improvements                              27,143
     Accumulated depreciation                          (455,882)
                                                     ----------

Net Property and Equipment                              756,236
                                                     ----------

Total Assets                                         $  872,756
                                                     ==========



                        LIABILITIES AND MEMBERS' CAPITAL
                        --------------------------------

Current Liabilities:
     Accounts payable                                $    9,848
     Accrued salaries                                     7,000
     Sales tax payable                                    6,063
                                                     ----------

Total Current Liabilities                                22,911
                                                     ----------

Long-Term Liabilities:
     Charter Financial, Inc.                            243,579
     LCA                                                348,686
     Sony Electronics, Inc.                             102,034
     US SBA                                              84,188
     WFC Ventures                                        49,167
                                                     ----------

Total Long-Term Liabilities                             827,654
                                                     ----------

Members' Capital                                         22,191
                                                     ----------

Total Liabilities and Members' Capital               $  872,756
                                                     ==========

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

                             ACCLAIM STUDIOS, LLC
           Statements of Operations and Members' Capital (Unaudited)
               For the Initial Six Months Ended August 31, 1996

Revenues                                            $428,686

Operating expenses                                   440,522
                                                    --------

Loss from operations                                 (11,836)

Members' Capital - opening balance                        --
     Member capital contributions                     34,027
                                                    --------

Members' Capital - August 31, 1996                  $ 22,191
                                                    ========

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